UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2002

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

Delaware 0-28443 23-3011702

(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

New address

Eden Tower Plaza, 790 Frontage Road, Northfield, Illinois 60093

Registrant's telephone number, including area code (847) 441-2485

Three Parkway North, Deerfield, Illinois 60015

(Former name or former address, if changed since last report)

Item 5. Other Events

As reported in form 8-K filed on August 8, 2001, Cytomedix, Inc. (the "Company"), filed a voluntary petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court of the Northern District of Illinois, Eastern Division (Case No. 01- 27610). The Court has named the Company as debtor in possession and the Company is authorized to continue to operate its business. The Company failed to file a 10-QSB for the second quarter of 2001. After such quarter had ended, a group of shareholders solicited support to remove the then-existing board of directors and to replace them with a new slate of directors. The new directors were recognized on October 16, 2001, by the Court and this event was reported on a form 8-K filed with the Securities and Exchange Commission on October 17, 2001. Since that time, the Company has not been able to adequately prepare a 10-QSB for the second or for the third quarter of 2001 or a 10-KSB for 2001 or a 10-QSB for the first quarter of 2002. The Company will file its annual and quarterly reports as soon as the new management can prepare accurate financials for these periods.

The Company is currently filing with the Bankruptcy Court its monthly Operating Reports. Until such time as the reports required under the Securities Exchange Act can be prepared and filed, the Company will file the information contained in its Operating Reports with the Securities and Exchange Commission under the cover of a Form 8-K. The Company's Operating Report for the month ending April 30, 2002, is provided under Item 7 of this Form 8-K.

The Company cautions investors not to place undue reliance upon the information contained in the Operating Report. The Operating Report contains unaudited information. There can be no assurance that, from the perspective of an investor or potential investor, that the Operating Report is complete. Also, the Operating Report does not contain all of the information which would be reported under the required report under the Securities Exchange Act. Furthermore, the period covered by the Operating Report is shorter than the period that which would be covered by the required report under the Securities Exchange Act.

Actual results for such periods may differ materially from the information contained in the Operating Report, and the Company undertakes no obligations to update or revise its Operating Reports.

Item 7. Financial Statements and Exhibits

CYTOMEDIX, INC.

CASE NUMBER 01 B 27610

REPORT OF CASH RECEIPTS AND DISBURSEMENTS

FOR MONTH ENDING APRIL 30, 2002

BEGINNING BALANCE IN ALL ACCOUNTS	$ 250,192
RECEIPTS: 1. Receipts from Operations 2. Other Receipts	8,584 50,000
DISBURSEMENTS:

3. Net Payroll

a. Officers

b. Others

4. Taxes

a. Federal Income Taxes

b. FICA Withholdings

c. Employee Withholdings

d. Employers FICA

e. State Income Tax

f. State Employee Withholdings

g. All Other State Taxes

5. Necessary Expenses:

a. Rent or Mortgage Payments

b. Utilities

c. Insurance

d. Merchandise Bought for Manufacture/Sale

e. Other Necessary Expenses

23,709 7,798 -0- 3,417 7,437 3,417 -0- 2,302 506 - 3,000 -0- 4,489 -0- 42,890
TOTAL DISBURSEMENTS:	$ 98,965
NET RECEIPTS (DISBURSEMENTS) CURRENT PERIOD	$ 40,381
ENDING BALANCE (in bank account)	$209,811
ENDING BALANCE (in various/petty cash)	$ -0-
ENDING BALANCE IN ALL ACCOUNTS	$209,811*

*Note: Cash on hand includes $206,304 which represents the cash collateral of Curative Health Services, Inc. as described in the Debtors Cash Collateral Motion filed with the Bankruptcy Court. The Company has not been authorized by the Court to use this cash collateral.

RECEIPTS LISTING

FOR MONTH ENDING APRIL 30, 2002
Receipt Date	Amount	Description
4/15/02	$ 3,000	Deaconess Hospital
4/17/02	$ 3,000	Deaconess Hospital
4/17/02	$ 1,750	Presbyterian Hospital
4/18/02	$ 834	Cobra Payments
TOTAL	$ 8,584
4/30/02	$ 50,000	DIP Loan

DISBURSEMENTS LISTING

FOR MONTH ENDING APRIL, 2002
Receipt Date	Amount	Description
4/03/02	$ 2,000	D. Dees - Commission Draw
4/11/02	$ 4,000	J. Gandy - Commission Draw
4/11/02	$ 2,040	US Trustee - Dept of Justice Fees
4/11/02	$ 33	Kinko's
4/11/02	$ 2,500	B. Brown - Travel Exp.
4/12/02	$ 4,489	Guardian - Health Insurance Premium
4/12/02	$ 691	Walker Drug - AutoloGel supplies
4/12/02	$ 4,363	Business Network - rent and admin services
4/15/02	$ 23,247	Paychex - payroll & taxes
4/17/02	$ 704	Russ Travel - Travel
4/17/02	$ 81	Dept of Workforce Dev - WI state w/h taxes
4/17/02	$ 54	Texas Workforce Dev - TX w/h taxes
4/17/02	$ 5,000	Calhoun & Haase - legal
4/17/02	$ 90	Incorporating Services-annual fee for DE
4/17/02	$ 7,926	21st Century Wound - Centrifuge equipment
4/17/02	$ 2,714	PPAI - AutoloGel supplies
4/17/02	$ 2,079	L.Wilcox Consulting Services Inc.-exp reimb
4/17/02	$ 3,630	L.Wilcox Consulting Services Inc.- 4/1-4/15/02
4/17/02	$ 4,180	L.Wilcox Consulting Services Inc.- 3/18-3/31/02
4/17/02	$ 3,252	Paychex - J. Gandy payroll & taxes
4/23/02	$ 2,000	D. Dees - travel exp
4/25/02	$ 1,679	J. Beriou - commission payment
4/30/02	$ 261	Paychex - payroll service fee
4/30/02	$ 21,952	Paychex - payroll & taxes
TOTAL	$ 98,965

STATEMENT OF INVENTORY

FOR MONTH ENDING APRIL 30, 2002
Beginning Inventory	$ -0-
Add: purchases	$ -0-
Less: goods sold (cost basis)	$ -0-
Ending Inventory	$ -0-

PAYROLL INFORMATION STATEMENT

FOR MONTH ENDING APRIL 30, 2002
Gross Payroll for this period	$ 45,586
Payroll taxes due but unpaid (estimated** see note under last section)	$ 20,033

STATUS OF PAYMENTS TO SECURED CREDITORS AND LESSORS

Name of Creditor/Lessor	Date regular payment is due	Amount of regular payment	Number of Payments Delinquent*	Amount Payments Delinquent*
-	-	-	-	-

* Includes only post-petition payments

STATEMENT OF AGED RECEIVABLES

FOR MONTH ENDING APRIL 30, 2002

Beginning of month balance	$ 58,150
Add: sales on account	$ 15,500
Less: collections	$ 7,750
End of month balance	$ 65,900

STATEMENT OF ACCOUNTS PAYABLE (POST-PETITION)

Beginning of month balance	$ 20,573
Add: credit extended	$ 26,806
Less: payments of account	$ 11,894
End of month balance	$ 35,485

TAX QUESTIONNAIRE **

FOR THE MONTH ENDING APRIL 30, 2002

Debtors in possession and trustees are required to pay all taxes incurred after the filing of their Chapter 11 petition on an as due basis. Please indicate whether the following post petition taxes or withholdings have been paid currently.
-	YES	NO
Federal income taxes	-	-
FICA withholdings	X	X
Employee's withholdings	X	X
Employer's FICA	X	X
Federal unemployment taxes	-	X
State income tax	-	-
State employee withholdings	X	X
All other state taxes	-	-

**Cytomedix has prepared payroll tax returns for Q4 2001. Cytomedix has paid 2002 payroll taxes. Cytomedix plans to make the finalized Q4 2001 tax payments in July 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytomedix, Inc.

By: /s/Kent Smith

Kent Smith

Chief Executive Officer/President

Date: June 7, 2002